Abaxis Reports Financial Performance for the Fourth Quarter and Fiscal 2007

     Fiscal 2007 Revenues Increased 25% and Net Income Increased 35% Over
                                   Fiscal 2006

    UNION CITY, Calif., April 26 /PRNewswire-FirstCall/ -- Abaxis, Inc. (Nasdaq: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the fourth fiscal quarter and the fiscal year ended March 31, 2007.

    Highlights for the fourth quarter and fiscal 2007 include:

    -- Quarterly revenues of $22.8 million, up 15% over last year's comparable quarter.

    -- Quarterly medical market sales of $4.9 million, up 64% over last year's comparable quarter.

    -- Quarterly medical reagent disc sales of 283,000 units, up 56% over last year's comparable quarter.

    -- Quarterly medical and veterinary reagent disc sales of 1,147,000 units, compared to 959,000 units in the same period last year, up 20% over last year's comparable quarter.

    -- Quarterly instrument sales of 772 units, up 12% over last year's comparable quarter.

    -- Quarterly chemistry instrument sales of 565 units, up 23% over last year's comparable quarter.

    -- Record quarterly medical instrument sales of 183 units, up 101% over last year's comparable quarter.

    -- Annual revenues of $86.2 million, up 25% year-over-year, and net income of $10.1 million, up 35% year-over-year.

    -- Annual medical market sales of $17.5 million, up 60% year-over-year.

    -- Annual medical reagent disc sales of 1,024,000 units, up 78% year-over-year.

    -- Cash, cash equivalents and short-term investments as of March 31, 2007 of $45.2 million, up 48% compared to March 31, 2006.

    Quarterly Results: For the fourth fiscal quarter ended March 31, 2007, Abaxis reported revenues of $22.8 million, as compared with revenues of $19.8 million for the comparable period last year, an increase of 15 percent. Instrument, reagent disc and hematology reagent revenues increased by $3.3 million, or 18 percent over the same period last year. The company reported net income of $2.8 million, compared to $2.3 million for the same period last year. The company's effective tax rate in the quarter ended March 31, 2007 was 40 percent, compared to 31 percent for the same period last year. The increase in the effective tax rate in the fourth quarter of fiscal 2007, as compared to the same period last year, was due to tax benefits relating to prior periods that were recorded in the fourth quarter of fiscal 2006. The company reported diluted net income per share of $0.13 (calculated based on 21,966,000 shares) in the fourth quarter of fiscal 2007, compared to $0.11 per share (calculated based on 21,721,000 shares) for the same period last year.

    Fiscal 2007: For the year ended March 31, 2007, Abaxis reported revenues of $86.2 million, as compared with revenues of $68.9 million for fiscal 2006, an increase of 25 percent. Instrument, reagent disc and hematology reagent revenues increased by $16.2 million, or 25 percent over the prior year. The company reported net income of $10.1 million, compared to $7.5 million for the prior year. The company's effective tax rate in the twelve month periods of fiscal 2007 was 38 percent, compared to 35 percent for the prior year. The company reported diluted net income per share of $0.46 (calculated based on 21,846,000 shares) in fiscal 2007, compared to $0.35 per share (calculated based on 21,492,000 shares) for the prior year.

    Other Reported Information: Reagent disc and hematology reagent revenues for the fourth quarter of fiscal 2007 were $14.1 million, up 20 percent over the $11.7 million reported in the same period last year. During the quarter, the company sold 1,147,000 medical and veterinary reagent discs, an increase of 20 percent, compared to 959,000 medical and veterinary reagent discs sold during the same period last year. Total medical sales for the fourth quarter of fiscal 2007 were $4.9 million, an increase of 64 percent over last year's comparable quarter. Medical sales in North America, excluding sales to the U.S. government, during the fourth quarter of fiscal 2007 were $3.6 million, an increase of 65 percent over last year's comparable quarter. Total veterinary sales for the fourth quarter of fiscal 2007 were $16.8 million, up 9 percent over last year's comparable quarter. Additionally, veterinary reagent disc sales for the fourth quarter of fiscal 2007 were $10.6 million, an increase of 11 percent, compared to the same period last year. The company ended the quarter with $45.2 million in cash, cash equivalents and short-term investments.

    Clint Severson, President and Chief Executive Officer of Abaxis, said, "Fiscal 2007 was a very strong year for Abaxis on a number of different fronts. We are particularly pleased that medical sales increased 60% during the year, and for fiscal 2007 represented 20% of total revenues. Medical sales continue to grow in terms of actual dollars and as a percentage of total sales. This is an important growth driver for the business and we believe that this trend will continue for the foreseeable future."

    "The recurring revenue component of our business, reagent disc sales, continues to grow at a strong annual rate. In fiscal 2007, reagent disc sales, including both medical and veterinary, exceeded 4.1 million units; an increase of 21% over last year. Additionally, during fiscal 2007 we introduced the next generation of blood analysis systems: the VetScan VS2(R) for the veterinary market and the Piccolo xpress(TM) for the medical market."

    Mr. Severson continued, "During the year we were also granted CLIA-waived status by the U.S. Food and Drug Administration for ten additional analytes for our Piccolo reagent discs. In fiscal 2008, we expect to submit seven new analytes to the FDA for CLIA waiver consideration. We expect that these waivers, if obtained, will have the potential to significantly drive Piccolo system sales in the coming years."

    Conference Call

    Abaxis has scheduled a conference call to discuss its results at 4:15 p.m. ET on April 26, 2007. Participants can dial (877) 356-5706 or (706) 643-0580 to access the conference call, or can listen via a live Internet web cast, which can be found at www.abaxis.com. A replay of the call is available by visiting http://www.abaxis.com for the next 30 days or by calling (800) 642- 1687 or
(706) 645-9291, access code 4764557, through April 29, 2007. This press release is also available prior to and after the call via Abaxis' website or the Securities and Exchange Commission's website at http://www.sec.gov.

    About Abaxis

    Abaxis develops, manufactures and markets portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements. The system consists of a compact, 6.9 kilogram (15 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients. The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples. The system provides test results in less than 14 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer.

    Use of Non-GAAP Financial Measures

    To supplement the financial statements presented in accordance with generally accepted accounting principles (GAAP), Abaxis uses non-GAAP measures of operating income per share on a pro forma basis. This non-GAAP financial presentation is not a measurement of performance under generally accepted accounting principles in the United States of America. Management uses this measure in comparing Abaxis' historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis' performance relative to prior periods and its competitors.

    This press release and our conference call will include statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "anticipates," or words of similar import, and do not reflect historical facts. Specific forward-looking statements contained in this press release or in our conference call include, but are not limited to, risks and uncertainties related to the market acceptance of the company's products and the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with entering the human diagnostic market on a larger scale, risks related to the protection of the company's intellectual property or claims of infringement of intellectual property asserted by third parties, risks involved in carrying of inventory, risks associated with the ability to attract, train and retain competent sales personnel, general market conditions, competition and other risks detailed from time to time in Abaxis' periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

    ABAXIS, Inc.
    Condensed Statements of Operations
    (In thousands, except per share data)
    (Unaudited)

                                             Three Months     Twelve Months
                                                 Ended            Ended
                                                March 31,        March 31,
                                             2007     2006     2007     2006

    Revenues                               $22,808  $19,798  $86,221  $68,928
    Cost of revenues                        10,523    8,703   39,362   30,075
    Gross profit                            12,285   11,095   46,859   38,853

    Operating expenses:
         Research and development            1,449    1,573    6,180    6,127
         Sales and marketing                 5,263    4,963   20,569   16,219
         General and administrative          1,503    1,627    5,735    5,775
    Total operating expenses                 8,215    8,163   32,484   28,121

    Income from operations                   4,070    2,932   14,375   10,732
    Interest and other income (expense),
     net                                       580      441    1,774      787
    Income before income taxes               4,650    3,373   16,149   11,519
    Income tax provision                     1,868    1,048    6,076    4,044
    Net income                              $2,782   $2,325  $10,073   $7,475

    Net income per share:
      Basic net income per share             $0.13    $0.12    $0.49    $0.37
      Diluted net income per share           $0.13    $0.11    $0.46    $0.35

    Shares used in the calculation of net income per share:
      Weighted average common shares
       outstanding - basic                  20,936   20,096   20,643   19,985
      Weighted average common shares
       outstanding - diluted                21,966   21,721   21,846   21,492

    ABAXIS, Inc.
    Condensed Balance Sheets
    (Unaudited and in thousands)

                                                   March 31,         March 31,
                                                      2007              2006
    Current assets:
     Cash and cash equivalents                      $10,183           $10,164
     Short-term investments                          35,028            20,372
     Trade receivables, net                          16,929            14,638
     Inventories, net                                14,813            10,396
     Prepaid expenses                                 1,321               446
     Net deferred tax asset - current                 8,979             4,294
      Total current assets                           87,253            60,310
     Property and equipment, net                     12,662            10,038
     Intangible assets, net                             450               525
     Deposits and other assets                           38                80
     Net deferred tax asset - non-current             2,312            12,125
      Total assets                                 $102,715           $83,078

    Current liabilities:
     Accounts payable                                $6,505            $4,614
     Accrued payroll and related expenses             3,830             3,890
     Other accrued liabilities                        1,169               705
     Warranty reserve                                   315               213
     Deferred revenue                                   917               939
      Total current liabilities                      12,736            10,361

    Non-current liabilities:
     Deferred rent                                      391               478
     Deferred revenue, less current portion           1,244               938
     Other long-term liabilities                        532               263
      Total non-current liabilities                   2,167             1,679

    Shareholders' equity:
     Common stock                                   103,282            96,506
     Accumulated deficit                            (15,470)          (25,543)
     Accumulated other comprehensive
      income                                            -                  75
      Total shareholders' equity                     87,812            71,038
      Total liabilities and shareholders'
       equity                                      $102,715           $83,078

    Non-GAAP Operating Income Per Share
    (In thousands, except per share data)

                                             Three Months     Twelve Months
                                                Ended             Ended
                                               March 31,         March 31,
                                            2007     2006     2007     2006

    Shares used in the calculation of operating income per share (non- GAAP):
      Weighted average common shares
       outstanding - basic                 20,936   20,096   20,643   19,985
      Weighted average common shares
       outstanding - diluted               21,966   21,721   21,846   21,492

    Non-GAAP operating income per share -
     basic                                  $0.19    $0.15    $0.70    $0.54
    Non-GAAP operating income per share -
     diluted                                $0.19    $0.13    $0.66    $0.50

Revenues by Geographic Region
(in thousands)

                          Three Months Ended       Twelve Months Ended
                                  March 31,                 March 31,
                              2007        2006         2007        2006

North America               $ 19,363    $ 16,932     $ 72,015    $ 58,747
International                  3,445       2,866       14,206      10,181
                      ----------------------------------------------------
Total revenues              $ 22,808    $ 19,798     $ 86,221    $ 68,928
                      ====================================================

    Revenues by Customer Group
    (in thousands)

                                             Three Months      Twelve Months
                                                 Ended             Ended
                                                March 31,         March 31,
                                             2007     2006     2007     2006

    Medical Market                          $4,949   $3,009  $17,455  $10,888
    Veterinary Market                       16,838   15,387   63,851   53,841
    Other                                    1,021    1,402    4,915    4,199
    Total revenues                         $22,808  $19,798  $86,221  $68,928

SOURCE  Abaxis, Inc.                                                04/26/2007
/CONTACT:  Clint Severson, Chief Executive Officer,
Abaxis, Inc., +1-510-675-6500; or Joe Dorame, or Robert Blum, or Joe Diaz, all of Lytham
Partners, LLC, +1-602-889-9700/
/Web site:  http://www.abaxis.com/